As filed with the Securities and Exchange Commission on September 30, 2011

Registration No. 333-176260

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROSE ROCK MIDSTREAM, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4610	45-2934823
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

(918) 524-8100

(Address, including Zip Code, and Telephone Number, including Area Code, of

Registrant’s Principal Executive Offices)

Candice L. Cheeseman

General Counsel

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

(918) 524-8100

(Name, Address, including Zip Code, and Telephone Number, including Area

Code, of Agent for Service)

Copies to:

G. Michael O’Leary William J. Cooper Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200	Joshua Davidson Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-176260) of Rose Rock Midstream, L.P. is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 2 does not modify any provision of the preliminary prospectus contained in Part I or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment No. 2 does not include a copy of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions and structuring fees) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the FINRA filing fee and the NYSE listing fee, the amounts set forth below are estimates.

SEC registration fee		$21,029
FINRA filing fee		18,613
NYSE listing fee		*
Printing and engraving expenses		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	To be provided by amendment.

Item 14.	Indemnification of Directors and Officers.

Rose Rock Midstream, L.P.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The section of the prospectus entitled “The Partnership Agreement—Indemnification” discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by reference.

The underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement, the form of which will be filed as an exhibit to this registration statement, provides for indemnification of Rose Rock Midstream, L.P. and our general partner, their officers and directors, and any person who controls our general partner, including indemnification for liabilities under the Securities Act.

Rose Rock Midstream GP, LLC

Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Under the limited liability agreement of our general partner, in most circumstances, our general partner will indemnify the following persons, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings (whether civil, criminal, administrative or investigative):

•	any person who is or was an affiliate of our general partner (other than us and our subsidiaries);

•	any person who is or was a member, partner, officer, director, employee, agent or trustee of our general partner or any affiliate of our general partner;

•

any person who is or was serving at the request of our general partner or any affiliate of our general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; and

•	any person designated by our general partner.

Our general partner will purchase insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of our general partner or any of its direct or indirect subsidiaries.

Item 15.	Recent Sales of Unregistered Securities.

On August 5, 2011, in connection with the formation of Rose Rock Midstream, L.P., we issued (i) the 2.0% general partner interest in us to Rose Rock Midstream GP, LLC for $20, (ii) a 0.1% limited partner interest in us to Rose Rock Midstream Corporation for $1 and (iii) a 97.9% limited partner interest in us to Rose Rock Midstream Holdings, LLC for $979, in each case in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1**	Certificate of Limited Partnership of Rose Rock Midstream, L.P.

3.2**	Agreement of Limited Partnership of Rose Rock Midstream, L.P.

3.3*	Form of Amended and Restated Agreement of Limited Partnership of Rose Rock Midstream, L.P., (included as Appendix A to the Prospectus).

3.4**	Certificate of Formation of Rose Rock Midstream GP, LLC.

3.5**	Limited Liability Company Agreement of Rose Rock Midstream GP, LLC.

3.6*	Form of Amended and Restated Limited Liability Company Agreement of Rose Rock Midstream GP, LLC.

5.1*	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.

8.1*	Opinion of Andrews Kurth LLP relating to tax matters.

10.1*	Form of Credit Agreement.

10.2*	Form of Contribution, Conveyance and Assumption Agreement.

10.3*	Form of Long-Term Incentive Plan.

10.4*	Form of Omnibus Agreement.

10.5**	Employment Agreement, dated as of November 30, 2009, by and among SemManagement, L.L.C., SemGroup Corporation and Norman J. Szydlowski (incorporated by reference to Exhibit 10.11 the Registration Statement on Form 10 of SemGroup Corporation (File No. 001-34736) filed on May 6, 2010).

10.6**	Letter Amendment dated March 18, 2010, by and among SemManagement, L.L.C., SemGroup Corporation and Norman J. Szydlowski, amending the Employment Agreement dated as of November 30, 2009 (incorporated by reference to Exhibit 10.12 the Registration Statement on Form 10 of SemGroup Corporation (File No. 001-34736) filed on May 6, 2010).

Exhibit Number	Description

10.7**	Form of Severance Agreement between SemGroup Corporation and each of its executive officers other than Norman J. Szydlowski and David B. Gorte (incorporated by reference to Exhibit 10.13 the Registration Statement on Form 10 of SemGroup Corporation (File No. 001-34736) filed on May 6, 2010).

10.8†	Crude Oil Storage Services Agreement, dated effective February 1, 2009, by and between SemCrude, L.P. and Gavilon, LLC.

10.9†	First Amendment to Crude Oil Storage Services Agreement, dated effective May 1, 2009.

10.10†	Second Amendment to Crude Oil Storage Services Agreement, dated effective October 1, 2009, by and between Gavilon, LLC and SemCrude, L.P.

10.11†	Third Amendment to Crude Oil Storage Services Agreement, dated May 4, 2010, by and between Gavilon, LLC and SemCrude L.P.

21.1*	List of Subsidiaries of Rose Rock Midstream, L.P.

23.1**	Consent of BDO USA, LLP.

23.2*	Consent of Andrews Kurth LLP (contained in Exhibit 5.1).

23.3*	Consent of Andrews Kurth LLP (contained in Exhibit 8.1).

24.1**	Power of attorney.

*	To be filed by amendment.
**	Previously filed.
†	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions with Rose Rock Midstream GP, LLC, our general partner, or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to Rose Rock Midstream GP, LLC or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The undersigned registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on September 30, 2011.

Rose Rock Midstream, L.P.

By:	Rose Rock Midstream GP, LLC, its general partner

	By:	/s/ Robert N. Fitzgerald
	Name:	Robert N. Fitzgerald
	Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date
* Norman J. Szydlowski	Chief Executive Officer and President (Principal Executive Officer) and Director	September 30, 2011

* Peter L. Schwiering	Chief Operating Officer and Director	September 30, 2011

/s/ Robert N. Fitzgerald Robert N. Fitzgerald	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 30, 2011

* Timothy O’Sullivan	Vice President and Director	September 30, 2011

* Paul Largess	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 30, 2011

*By:	/s/ Robert N. Fitzgerald
Robert N. Fitzgerald Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1**	Certificate of Limited Partnership of Rose Rock Midstream, L.P.

3.2**	Agreement of Limited Partnership of Rose Rock Midstream, L.P.

3.3*	Form of Amended and Restated Agreement of Limited Partnership of Rose Rock Midstream, L.P. (included as Appendix A to the Prospectus).

3.4**	Certificate of Formation of Rose Rock Midstream GP, LLC.

3.5**	Limited Liability Company Agreement of Rose Rock Midstream GP, LLC.

3.6*	Form of Amended and Restated Limited Liability Company Agreement of Rose Rock Midstream GP, LLC.

5.1*	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.

8.1*	Opinion of Andrews Kurth LLP relating to tax matters.

10.1*	Form of Credit Agreement.

10.2*	Form of Contribution, Conveyance and Assumption Agreement.

10.3*	Form of Long-Term Incentive Plan.

10.4*	Form of Omnibus Agreement.

10.5**

Employment Agreement, dated as of November 30, 2009, by and among SemManagement, L.L.C., SemGroup Corporation and Norman J. Szydlowski (incorporated by reference to Exhibit 10.11 the Registration Statement on Form 10 of SemGroup Corporation (File No. 001-34736) filed on May 6, 2010).

10.6**

Letter Amendment dated March 18, 2010, by and among SemManagement, L.L.C., SemGroup Corporation and Norman J. Szydlowski, amending the Employment Agreement dated as of November 30, 2009 (incorporated by reference to Exhibit 10.12 the Registration Statement on Form 10 of SemGroup Corporation (File No. 001-34736) filed on May 6, 2010).

10.7**

Form of Severance Agreement between SemGroup Corporation and each of its executive officers other than Norman J. Szydlowski and David B. Gorte (incorporated by reference to Exhibit 10.13 the Registration Statement on Form 10 of SemGroup Corporation (File No. 001-34736) filed on May 6, 2010).

10.8†	Crude Oil Storage Services Agreement, dated effective February 1, 2009, by and between SemCrude, L.P. and Gavilon, LLC.

10.9†	First Amendment to Crude Oil Storage Services Agreement, dated effective May 1, 2009.

10.10†	Second Amendment to Crude Oil Storage Services Agreement, dated effective October 1, 2009, by and between Gavilon, LLC and SemCrude, L.P.

10.11†	Third Amendment to Crude Oil Storage Services Agreement, dated May 4, 2010, by and between Gavilon, LLC and SemCrude L.P.

21.1*	List of Subsidiaries of Rose Rock Midstream, L.P.

23.1**	Consent of BDO USA, LLP.

23.2*	Consent of Andrews Kurth LLP (contained in Exhibit 5.1).

23.3*	Consent of Andrews Kurth LLP (contained in Exhibit 8.1).

24.1**	Power of attorney.

*	To be filed by amendment

**	Previously filed.
†	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.